SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 1, 2010
Date of Report (date of earliest event reported)

GEOBIO ENERGY, INC.

 (Exact name of registrant as specified in its charter)

Colorado	333-67174	84-1153946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

1100 Dexter Avenue North, Suite 100
Seattle, WA 98109
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 838-9715

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry Into a Material Definitive Agreement

Amendment to the Agreement for the Stock Purchase Acquisition of Collins Construction, Inc..

On June 1, 2010, GeoBio Energy, Inc. (“GeoBio”), entered into an amendment to its Stock Purchase Agreement with Collins Construction, Inc. (“Collins”), dated March 30, 2010 (the “Collins Stock Purchase Agreement”), for the purchase one hundred percent (100%) of the issued and outstanding capital stock of Collins (the “Amendment”).

Under the original Collins Stock Purchase Agreement, GeoBio agreed to a purchase price (“Purchase Price”) including, among other items, (i) Eight million Dollars in cash ($8,000,000.00)(the “Collins Cash Consideration”), Fifty thousand dollars ($50,000.00) of which was due, payable and paid by GeoBio to Collins at execution of the Collins Stock Purchase Agreement as a non-refundable down payment, but which under the original Collins Stock Purchase Agreement was to be credited against the Collins Cash Consideration due at closing (the “Initial Down Payment”),  and (ii) a Five (5) year, 8% Subordinated Promissory Note (the “Collins Note”) in the amount of Two million, five hundred thousand dollars ($2,500,000.00), with annual interest payable on a quarterly basis.

The closing was originally scheduled to take place on or before June 1, 2010 (the “Closing Date”),  but the Collins Stock Purchase Agreement provides GeoBio with the right and option to extend the Closing Date until July 1, 2010 (the “Extended Closing Date”), in exchange for (i) an additional, non-refundable down payment of Fifty thousand Dollars ($50,000.00) if paid on or prior to June 1, 2010 (the “Additional Down Payment”), which under the original Collins Stock Purchase Agreement was also to be credited against the Collins Cash Consideration due at closing, and (ii) two hundred thousand (200,000) shares of GeoBio’s common stock.

Under the Amendment, the parties agreed the GeoBio’s Initial Down Payment, which GeoBio paid on or around March 30, 2010, will not be credited against the Purchase Price, but rather is treated in the nature of an additional payment of consideration, in exchange for (i) GeoBio’s extension of the Additional Down Payment date from June 1, 2010 to June 4, 2010, which GeoBio paid to Collins on June 4, 2010, and the extension of the Extended Closing Date from July 1, 2010, to July 16, 2010.  Under the Amendment, therefore, the Additional Down Payment is treated as the single down payment, and remains nonrefundable but credited against the Collins Cash Consideration portion of the Purchase Price.

Collins is a civil construction company that primarily constructs natural gas extraction sites and platforms for drilling, and reclamation of the site locations following the drilling phase, as well as access roads to and from wells, reserve pits and production facility pads, in the Piceance Creek Basin.  Its construction services occur primarily during the site construction and site completion or restoration life cycles of natural gas fields and oil wells.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2010	GEOBIO ENERGY, INC.
/s/ Lance Miyatovich
By:
Lance Miyatovich Chief Executive Officer